BYLAWS

OF

FIRST FINANCIAL SERVICE CORPORATION

(as amended and restated May 15, 2013)

ARTICLE I

Shareholders

SECTION 1.      Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Corporation or at such other place as the board of directors may determine.

SECTION 2.      Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at a date, time, and place as the board of directors may determine.

SECTION 3.      Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the majority of the board of directors or by a committee of the board of directors in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 4.      Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

SECTION 5.     Notice of Meeting. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered by the secretary or the officer performing his duties, not fewer than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II. If a shareholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such shareholder shall be unnecessary. When any shareholders’ meeting, either annual or special, is adjourned for 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

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SECTION 6.      Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than sixty days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof which is to a date 120 or fewer days after the date fixed for the original meeting. The board of directors shall fix a new record date for any adjournment, which is to a date more than 120 days after the date fixed for the original meeting.

SECTION 7.      Voting Lists. The Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and shall show the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning five business days before the meeting for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent, or attorney shall be entitled on written demand to inspect and, provided (i) his demand is made in good faith and for a proper purpose, (ii) he describes with reasonable particularity his purpose and the records he desires to inspect, and (iii) the records are directly connected to his purpose, to copy the list, during regular business hours and at his expense, during the period it is available for inspection.

The corporation shall make the shareholders’ list available at the meeting, and any shareholder, his agent, or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of action taken at the meeting.

SECTION 8.      Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the votes entitled to be cast on a matter by any voting group entitled to vote separately on the matter shall constitute a quorum of that voting group for action on that matter. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 9.      Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

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SECTION 10.    Voting.     Each shareholder shall be entitled to one vote for each share held in any matter submitted to a vote of shareholders except for elections for directors.

At each election for directors, every shareholder entitled to vote at such election shall have the right to cast, in person or by proxy, as many votes in the aggregate as he shall be entitled to vote pursuant to the Articles of Incorporation, multiplied by the number of directors to be elected at such election, and each shareholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates.

Unless otherwise provided in the Articles of Incorporation, by statute, or by these Bylaws, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

SECTION 11.    Voting of Shares in the Name of Two or More Persons.    When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name share of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

SECTION 12.    Voting of Shares by Certain Holders.    Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may by voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court of other public authority by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

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SECTION 13.    Inspectors of Election.    In advance of any meeting of shareholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

SECTION 14.    Nominating Committee.    The board of directors shall act as a nominating committee for selecting the nominees for election of directors. The nominating committee shall consist of all directors, excluding any directors not deemed independent, under the rules of The Nasdaq Stock Market, Inc. Except in the case of a nominee substituted as a result of the death or other incapacity of a nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporations Articles of Incorporation.

SECTION 15.    New Business.    Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Articles of Incorporation.

ARTICLE II

Board of Directors

SECTION 1.      General Powers.    The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors shall annually elect a president from among its members and may also elect a chairman of the board from among its members. The board of directors shall designate, when present, either the chairman of the board or the president to preside at its meetings.

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SECTION 2.      Number, Term, and Election.    The board of directors shall initially consist of nine members and shall be divided into three classes. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. The board of directors shall be classified in accordance with the provisions of the Corporation's Articles of Incorporation. The board of directors may increase the number of members of the board of directors but in no event shall the number of directors be increased in excess of 13.

SECTION 3.      Regular Meetings.    A regular meeting of the board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4.      Special Meetings.    Special meetings of the board of directors may be called by or at the request of the chairman of the board or the president, or by one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place in the Commonwealth of Kentucky as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

SECTION 5.      Notice.    Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6.      Quorum.    A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article II.

SECTION 7.      Manner of Acting.    The act of the majority of the directors present at a meeting, at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation, or the laws of Kentucky.

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SECTION 8.      Action Without a Meeting.    Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, describing the action so taken, shall be signed by all of the directors and filed with the corporate secretary.

SECTION 9.      Resignation.    Any director may resign at any time by sending a written notice of such resignation to the board of directors, its chairman, or to the Corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

SECTION 10.    Vacancies.    Any vacancy occurring in the board of directors shall be filled in accordance with the provisions of the Corporation's Articles of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office. The term of such director shall be in accordance with the provisions of the Corporation's Articles of Incorporation.

SECTION 11.    Removal of Directors.    Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation's Articles of Incorporation.

SECTION 12.    Compensation.    Directors, as such, may receive a stated fee for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for each regular or special meeting of the board of directors; a director need not attend a regular or special meeting of the board of directors in order to receive compensation therefore. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefore.

SECTION 13.    Presumption of Assent.    A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting, his dissent or abstention from the action taken is entered in the minutes of the meeting, or he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent of abstention shall not be available to a director who votes in favor of the action taken.

SECTION 14.    Advisory Directors.    The board of directors may by resolution appoint advisory directors to the board, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

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SECTION 15.    Directors Emeritus. The board of directors may by resolution appoint any former director of the Corporation as a director emeritus. A director emeritus shall not be a voting member of the board of directors, and shall not have any fiduciary or other duties to the Corporation by virtue of his or her designation as a director emeritus. A director emeritus shall nevertheless have all of the indemnification privileges provided to directors under the Corporation's Articles of Incorporation. Directors emeritus may attend meetings of the board of directors and may receive such compensation as the board of directors may from time to time determine. Directors emeritus shall serve at the pleasure of the board of directors.

SECTION 16.    Age Limitation.    No person shall be nominated for election or appointed to the board of directors for a term of office beginning after such person attains age 72. This limitation, however, shall not apply to the members of the board of directors in office on December 31, 2000, who were age 72 or older as of that date.

ARTICLE III

Executive and Other Committees of the Board of Directors

SECTION 1.      Appointment.    The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee.

SECTION 2.     Authority.    The executive committee, when the board of directors is not in session, shall have any may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority to: authorize distributions; approve or propose to shareholders any action required by law or the Articles of Incorporation to be approved by the shareholders; fill vacancies on the board of directors or on any of its committees; amend the Articles of Incorporation; adopt, amend or repeal these Bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee to do so within limits specifically prescribed by the board of directors.

SECTION 3.      Tenure.    Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

SECTION 4.      Meetings.    Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

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SECTION 5.      Quorum.    A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 6.      Action Without a Meeting.    Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

SECTION 7.      Vacancies.    Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

SECTION 8.      Resignation and Removal.    Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

SECTION 9.      Procedure.    The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

SECTION 10.    Other Committees.    The board of directors may by resolution establish an audit, loan, or other committee composed of at least two directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof.

ARTICLE IV

Officers

SECTION 1.      Positions.    The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be a director of the Corporation. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

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SECTION 2.      Election and Term of Office.    The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of the Article V.

SECTION 3.      Removal.    Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.      Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5.      Remuneration.    The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V

Contracts, Loans, Checks, and Deposits

SECTION 1.      Contracts.    To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

SECTION 2.      Loans.    No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

SECTION 3.      Checks, Drafts, Etc.    All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees, or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

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SECTION 4.      Deposits.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

ARTICLE VI

Certificates for Shares and Their Transfer

SECTION 1.      Certificates for Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide, by resolution, that some or all classes or series of its shares may be uncertificated shares. Each holder of shares represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to a certificate signed by, or in the name of Corporation by, the chairman of the board of directors or by the president or a vice president and by the treasurer or by the secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2.      Form of Share Certificates.    All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the Commonwealth of Kentucky; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

SECTION 3.      Payment for Shares.    No certificate shall be issued for any shares until such share is fully paid.

SECTION 4.      Form of Payment for Shares.    The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation's Articles of Incorporation.

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SECTION 5.      Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate of such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 6.      Stock Ledger.    The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

SECTION 7.      Lost Certificates.    The board of directors may direct a new certificate to be issued in place for any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 8.      Beneficial Owners.    The Corporation shall be entitled to recognize the exclusive right of a person registered on it books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

Fiscal Year; Annual Audit

The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

ARTICLE VIII

Dividends

Subject to the provisions of the Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property, or in the Corporation's own stock.

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ARTICLE IX

Corporate Seal

The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

ARTICLE X

Amendments

In accordance with the Corporation's Articles of Incorporation, these Bylaws may be repealed, altered, amended, or rescinded by the shareholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment, or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend, or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws provided, however, that an amendment to the first sentence of this Article XI may be made only by the shareholders.

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